EXHIBIT 23.1





               Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 1996 (except for the third paragraph of Note 13, as to which the date is May 13, 1996), in Amendment No. 2 to the Registration Statement (Form S-1 No. 33-78166) and related Prospectus of Hvide Marine Incorporated for the registration of 7,000,000 shares of its common stock.



                                                  Ernst & Young L.L.P.

Miami, Florida
May 13, 1996

                                                                    EXHIBIT 23.1





                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 1996, with respect to the statements of assets to be sold and the related statements of vessel operations of Gulf Boat Marine Services, Inc. and E & D Boat Rentals, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 33-78166) and related Prospectus of Hvide Marine Incorporated for the registration of 5,700,000 shares of its common stock.



                                                  Ernst & Young L.L.P.

New Orleans, Louisiana
May 13, 1996